Exhibit 1



THIS NOTE AND THE COMMON STOCK TO BE ISSUED UPON CONVERSION OF THIS NOTE OR INTEREST THEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR SUCH TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.


Principal Sum: $50,000


Investor: __________


Dated: May __, 2004


                                CONVERTIBLE NOTE


                                  (the "Note")


                            COLONIAL COMMERCIAL CORP.


COLONIAL COMMERCIAL CORP., a New York corporation (hereinafter called the "Company"), hereby promises to pay to the order of Holder 50% of the Principal Sum on June 1, 2008 (the "First Maturity Date") and the balance of the Principal Sum on June 1, 2009 (the "Final Maturity Date").


This Note shall accrue interest at the rate of 11% per annum, payable quarterly on the 10th day of each October, January, April and July beginning October 10, 2004. This Note shall accrue interest after the giving of an Acceleration Notice (as defined below) at the rate of 18% per annum (or, if less, the highest rate permitted by law), payable on demand. Interest shall be computed on the basis of a 360-day year.

1. This Note is being issued under a Private Placement Purchase Agreement of even date herewith among the Company, Holder and certain other parties (the "Private Placement Purchase Agreement"), and the Holder is entitled to all benefits thereunder, including without limitation the benefits of the registration rights granted thereunder. Capitalized terms that are not defined in this Note shall have the meanings attributed thereto in the Private Placement Purchase Agreement.

2. PURCHASE FOR INVESTMENT. The Holder, by acceptance hereof, acknowledges that the Note has not been registered under the Securities Act of 1933 (the "Act"), covenants and agrees with the Company that such Holder is taking and holding this Note for investment purposes and not with a view to, or for sale in connection with, a distribution thereof.

     (a) SUBORDINATION. The Company's indebtedness to Holder under this Note shall be subordinate to of indebtedness to Senior Lenders (as hereinafter defined) to the fullest extent from time to time requested by the Senior Lenders. "Senior Lenders" means Wells Fargo Business Credit Inc. ("WFBC") or any lender that at time refinances any indebtedness of the Company to WFBC. "Senior Indebtedness" means debt to which the indebtedness under this Note is at any time subordinate as aforesaid. The term "Prior Debt" means Senior Indebtedness, indebtedness and obligations to American Standard, Inc, and current or future obligations to vendors and lessors in respect of forklifts, vehicles, copiers and miscellaneous other equipment.



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     (b)  Holder hereby accepts the terms of any subordination agreement and inter-creditor and other agreements (including but not limited to a subordination agreement and inter-creditor agreement entered or to be entered among the Holder, the Company and WFBC on or about the date hereof) that are at any time or times proposed by the Senior Lenders as to such subordination, with the same force and effect as if Holder had directly signed such subordination and inter-creditor and other agreements. Without limiting the generality of the foregoing, Holder hereby irrevocably appoints each of Bernard Korn and William Pagano as Holder's attorney in fact to execute and deliver such agreements in the name of Holder and on its behalf.

3. CONVERSION.

     (a) Holder shall at any time or times have the right (the "Note Conversion Right") to convert all or any part of the principal then outstanding under the Note into shares (the "Conversion Shares") of the Company's common stock (the "Common Stock") at a price of $3.00 per share of Common Stock, subject to appropriate adjustment for stock splits and combinations.

     (b) To exercise the Note Conversion Right, Holder shall deliver this Note to the Company, together with a notice (the "Conversion Notice") stating that the Holder is exercising the Note Conversion Right as to a designated number of shares of Common Stock. Within a reasonable time after each exercise, the Company shall deliver to Holder a certificate for such shares and, if applicable, a new Note evidencing the outstanding balance of this Note after such conversion.

     (c) Upon exercise of the Note Conversion Right, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise.

     (d) The issuance of any shares or other securities upon the exercise of the Note Conversion Right, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

     (e) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Note Conversion Right, such number of shares of Common Stock as shall, from time to time, be sufficient for the exercise of the Note Conversion Right in full. The Company covenants that all such shares of Common Stock shall be validly issued, fully paid, nonassessable, and free of preemptive rights.


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     (a)  Upon any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (each, a "Combination"), the Company shall enter into an agreement with the surviving or acquiring Person (the "Successor Company") in such Combination confirming the Holders' rights pursuant to this Note. Following a Combination, this Note shall (subject to further adjustment hereunder) be convertible into shares of Common Stock of the Successor Company that have conversion, anti-dilution, liquidation, dividend and other rights in each case not less favorable to the to Holder than such Holder's rights under the Common Stock that shall have been issuable on conversion of this Note immediately prior to the Combination. The provisions of this Section shall similarly apply to successive Combinations involving any Successor Company.

4. EVENTS OF DEFAULT, CHANGE OF CONTROL, AND ACCELERATION OF THE
   NOTE.

     (a) A default with respect to this Note shall exist if any of the following shall occur:

             (i) The Company shall fail to make any payment of interest or principal when due, or the Company shall otherwise breach any other provision of this Note, and such failure to make payment or such other breach shall continue for 20 business days after written notice by Holder to the Company.

             (ii) Any representations or warranties made in the Private
                  Placement Purchase Agreement by the Company shall be untrue or incorrect in any material respect, or the Company shall breach any material covenant set forth in the Private Placement Purchase Agreement and such breach shall continue for 10 business days after written notice by any Holder of any Note to the Company.

            (iii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 45 calendar days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 45 calendar days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 calendar days after such filing.

             (iv) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

             (v) The Company shall have defaulted in respect of any obligation for borrowed money and the lender in respect thereof shall have accelerated or shall have purported to accelerate the maturity thereof; or

             (vi) The Company shall make an assignment for the benefit of its creditors or consent to the making of any such assignment, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.


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             (b)  If a default shall occur and be continuing, the Holder may, in addition to such Holder's other remedies, by written notice to the Company (an "Acceleration Notice"), declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable.

5. MISCELLANEOUS.

             (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

             (b) This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

             (c) All disputes hereunder shall be resolved exclusively by the Federal and State courts in Nassau County New York.

             (d) The Holder of this Note shall be entitled to recover its reasonable legal and actual costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

             (e) The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

             (f)  This Note may not be changed or terminated orally.

             (g)  The Section headings in this Note are for convenience only.


IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth above.

COLONIAL COMMERCIAL CORP.

By:
   -----------------------------------



Confirmed as to appointment of attorney in fact



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